WINTHROP REALTY TRUST
NOMINEE HOLDER CERTIFICATION

The undersigned, a bank broker or other nominee of non-transferable Rights ("Rights") to purchase Shares of Beneficial Interest, $1.00 par value per share (the "Common Shares"), of Winthrop Realty Trust (the "Company") pursuant to the Rights Offering (the "Rights Offering") described and provided for in the Company's Prospectus Supplement dated October 14, 2009 (the "Prospectus Supplement"), hereby certifies to the Company and to Computershare, as subscription agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription right (as described in the Prospectus Supplement) and the oversubscription right (as described in the Prospectus Supplement), for the purchase of additional Common Shares listing separately below each such exercised basic subscription right and the corresponding oversubscription right (without identifying any such beneficial owner) and (2) each such beneficial owner's basic subscription right has been exercised in full.

Number of Common Shares (or Common Shares Underlying Series B-1 Preferred Shares) Beneficially Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription	Number of Common Shares Subscribed For Pursuant to Oversubscription Rights

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Name and address of bank, broker or other nominee:                                                                                                           Affix Medallion